UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2010

Huron Consulting Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

550 West Van Buren Street, Chicago, Illinois		60607
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 583-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2010, Huron Consulting Group Inc. (the "Company") entered into a tenth amendment (the "Tenth Amendment") to its credit agreement, dated June 7, 2006, with a syndicate of financial institutions, including Bank of America, N.A., as Administrative Agent. The Tenth Amendment amends the definition of Consolidated EBITDA (which is used to calculate the fixed charge coverage ratio and the leverage ratio financial covenants) that was in effect prior to the Tenth Amendment to add back any non-cash charges relating to the issuance of Settlement Shares (as defined below) pursuant to the Agreement in Principle (as defined below), minus any non-cash gains related to the Agreement in Principle.

Except for the impact of the issuance of the Settlement Shares, the Company believes that it would have been in compliance with these financial covenants as they were in effect prior to the Tenth Amendment at the expected time of such issuance.

Capitalized terms that are not otherwise defined are used as defined in the Tenth Amendment.

A copy of the Tenth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Tenth Amendment is qualified in its entirety by reference to the full text of the Tenth Amendment.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.02.

The Company anticipates that the Settlement Shares will be issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(10) of the Securities Act. The terms and conditions of the issuance of the Settlement Shares are subject to approval by the United States District Court for the Northern District of Illinois, pursuant to a hearing concerning the fairness of such terms and conditions at which all persons to whom the Settlement Shares would be issued, following the receipt of adequate notice, are permitted to attend. The Settlement Shares will be listed on NASDAQ and are expected to be freely tradeable by the class members or, if sold by the lead counsel for the plaintiffs as described below, to be registered under the Securities Act by the Company for resale by the lead counsel as selling shareholders.

Item 8.01 Other Events.

On December 6, 2010, the Company announced that it has reached an agreement in principle (the "Agreement in Principle") with the lead plaintiffs in the pending securities class action lawsuit against the Company in the United States District Court for the Northern District of Illinois (the "Class Action"). As previously disclosed, the Class Action, which was filed on behalf of certain purchasers of the Company’s common stock (the "Plaintiffs"), alleges that the Company and the individual defendants issued false and misleading statements regarding the Company’s financial results and compliance with GAAP. The Class Action is more fully described in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2010.

Under the terms of the Agreement in Principle, the Plaintiffs will receive total consideration of approximately $38.0 million, comprised of $27.0 million in cash and the issuance by the Company of 474,547 shares of its common stock (the "Settlement Shares") with an aggregate value of approximately $11.0 million, based on the closing market price of the Company’s common stock of $23.18 per share on November 24, 2010. The lead counsel will have the discretion to sell the Settlement Shares and to place the proceeds from the sale of the Settlement Shares into an escrow account for the benefit of and distribution to the class members.

The cash portion of the consideration will be funded by the Company’s insurance carriers. Following such payment, the Company will not receive any further contributions from its insurance carriers for the reimbursement of legal fees expended on the finalization of the Class Action settlement or any amounts (including any damages, settlement costs or legal fees) related to the derivative suits filed in connection with the restatement or the pending SEC investigation with respect to the restatement and the allocation of time within a certain practice group. These derivative suits and SEC investigation are more fully described in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2010.

In connection with the proposed settlement, the Company expects to record a non-cash charge to earnings in the fourth quarter of 2010 in the amount of approximately $11.0 million, representing the fair value of the Settlement Shares. The Company will adjust the amount of the non-cash charge to reflect changes in the fair value of the Settlement Shares until and including the date of issuance, which may result in either additional non-cash charges or non-cash gains. The Company will issue the Settlement Shares following final court approval of the proposed settlement, which the Company anticipates will occur in the first half of 2011. The Company will also record a receivable from its insurance carriers in the amount of $27.0 million, as well as a liability in the amount of $38.0 million, representing the approximate aggregate value of the Settlement Shares and the cash to be paid by the insurers.

The proposed settlement contains no admission of wrongdoing. The Company has always maintained and continues to believe that it did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws. However, given the potential cost and burden of continued litigation, the Company believes that the proposed settlement is in its best interests and in the best interests of its stakeholders.

The proposed settlement is subject to the completion of final documentation, preliminary and final court approval, funding of the $27.0 million in cash by the Company’s insurance carriers, and issuance of the Settlement Shares. Further, the Company has the right to terminate the settlement if class members representing more than a specified amount of alleged securities losses elect to opt out of the settlement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Tenth Amendment to Credit Agreement, dated as of December 3, 2010, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.

December 6, 2010	By:	James K. Rojas

Name: James K. Rojas
Title: Vice President, CFO and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Tenth Amendment to Credit Agreement, dated as of December 3, 2010, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.